United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 27, 2024 (August 23, 2024)

Date of Report (Date of earliest event reported)

ZHUOXUN HONGTU INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55666	47-3413138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1312-13, 14th Floor, Building No. 2, 1 Hangfeng Road, Fengtai District, Beijing, China 100070	100070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-139-4977-8662

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2024, pursuant to Section 78.390(8) of the Nevada Revised Statutes (the “NRS”), the board of directors (the “Board”) of Gushen, Inc. (the “Company”) approved the change of the Company’s name from “Gushen, Inc.” to “Zhuoxun Hongtu Inc.” to align with the Company’s operations and brands for its subsidiaries (the “Name Change”) and the filing of a certificate of amendment (the “Certificate of Amendment”) with the Secretary of State for the State of Nevada effectuating such Name Change.

The Certificate of Amendment was filed with the Secretary of State for the State of Nevada on August 23, 2024. A copy of the certificate of amendment is filed as Exhibits 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Articles of Incorporation, dated August 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zhuoxun Hongtu Inc.

Date: August 27, 2024	By:	/s/ Yulong Yi
	Name:	Yulong Yi
	Title:	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman

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